Exhibit 4.01

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	CUSIP: 22541FEG7

NO. 1	PRINCIPAL AMOUNT: $850,000

CREDIT SUISSE (USA), INC. ProNotes Linked to the Value of a Global Basket of Indices
due November 30, 2010

CREDIT SUISSE (USA), INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the Redemption Amount (as defined on the reverse hereof) on the maturity date (as defined on the reverse hereof), in the coin or currency of the United States.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

This Note will not pay interest.

F-1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

CREDIT SUISSE (USA), INC.

[SEAL]	By:	/s/ Peter Feeney
Name: Peter Feeney
Title: Authorized Signatory

CREDIT SUISSE (USA), INC.

	By:	/s/ Grace Koo
Name: Grace Koo
Title:Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 29, 2006

THE BANK OF NEW YORK,
as successor Trustee to

JPMORGAN CHASE, N.A.,
as Trustee

By:	/s/ James Heaney
Name:	James Heaney
Title:	Authorized Signatory

F-2

[REVERSE OF NOTE]

CREDIT SUISSE (USA), INC.
ProNotes Linked to the Value of a Global Basket of Indices
due November 30, 2010

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture, dated as of June 1, 2001 (the “Indenture”), between the Company and the Bank of New York (the “Trustee”), as successor Trustee to JPMorgan Chase Bank, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Securities.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.  This Note is one of a series designated as the ProNotes Linked to the Value of a Global Basket of Indices due November 30, 2010 (the “Note”).

This Note will not pay interest.

This Note is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

If a payment date is not a business day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a business day, and no interest shall accrue for the intervening period.

The Indenture provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) may waive future compliance by the Company with any provision of the Indenture or the Securities of such series by written notice to the Trustee; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

The Indenture provides that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount of this Note in the manner, at the place, at the time and in the coin or currency herein prescribed.

The Securities are issuable initially only in registered form without coupons in denominations of $10,000 and any integral multiples of $1,000 in excess of that amount at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

The Securities will not be redeemable at the option of the Company prior to maturity.

The Company will not be required to pay any Additional Amounts on the Securities.

Maturity Date

The maturity date of the Securities is November 30, 2010 (the “maturity date”); however, if a market disruption event exists on the final valuation date, as determined by the Calculation Agent, the maturity date will be the later of November 30, 2010, and the fifth business day following the date on which the final basket level is calculated.

Redemption Amount

The Company will redeem the Securities at maturity for a Redemption Amount in cash that will be equal to the principal amount of the Securities multiplied by the sum of 1 plus the basket return, calculated as set forth below (the “Redemption Amount”).  If the final basket level is greater than the initial basket level, the basket return will equal the percentage increase of the basket.  If the final basket level is equal to or less than the initial basket level, the basket return will equal zero, and the Redemption Amount will be equal to the principal amount of the Securities at maturity.

How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level:

•              If the final basket level is greater than the initial basket level, then the basket return will equal:

105%*	final basket level—initial basket level
initial basket level

Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, in which case the Redemption Amount will be greater than the principal amount of the Securities at maturity.

•                                          If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero, and the Redemption Amount will equal the principal amount of the Securities.

For purposes of calculating the basket return, the basket level on any valuation date will be equal to the sum of:

(i)                                     the product of (x) 0.25, the weighting of the S&P 500 Index in the basket, and (y) the closing level of the S&P 500 Index on that valuation date divided by 1406.09, the closing level of the S&P 500 Index on November 22, 2006, the index business day immediately following the date the Securities are priced for initial sale to the public (the “trade date”);

(ii)                                  the product of (x) 0.30, the weighting of the EURO STOXX 50 Index in the basket, and (y) the closing level of the EURO STOXX 50 Index on that valuation date divided by 4094.97, the closing level of the EURO STOXX 50 Index on November 22, 2006, the index business day immediately following the trade date;

(iii)                               the product of (x) 0.1875, the weighting of the FTSE 100 Index in the basket, and (y) the closing level of the FTSE 100 Index on that valuation date divided by 6160.30, the closing level of the FTSE 100 Index on November 22, 2006, the index business day immediately following the trade date;

(iv)                              the product of (x) 0.1875, the weighting of the Nikkei 225 Index in the basket, and (y) the closing level of the Nikkei 225 Index on that valuation date divided by 15914.23, the closing level of the Nikkei 225 Index on November 22, 2006, the index business day immediately following the trade date; and

(v)                                 the product of (x) 0.075, the weighting of the S&P/ASX 200 Index in the basket, and (y) the closing level of the S&P/ASX 200 Index on that valuation date divided by 5445.70, the closing level of the S&P/ASX 200 Index on November 22, 2006, the index business day immediately following the trade date.

The “initial basket level” equals 1.0.

The “final basket level” will equal the arithmetic average of the basket levels on the valuation dates.

The “basket” is comprised of the following “reference indices”:  the S&P 500 Index; the EURO STOXX 50 Index; the FTSE 100 Index; the Nikkei 225 Index; and the S&P/ASX 200 Index.

The “closing level” for any reference index will be, on any relevant index business day, the level of that reference index determined by the Calculation Agent as of the “valuation time” for that reference index, which is the time as of which the sponsor of such reference index calculates the closing level of that reference index on such index business day, as such level is calculated and published by such sponsor.

The “valuation dates” will be the 22nd day of each month from and including September 22, 2010 through and including November 22, 2010, which will be the “final valuation date”, subject to a postponement if a market disruption event occurs on a valuation date.

A “business day” means a day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law, regulation or executive order to close and that is also an index business day.

An “index business day” with respect to any reference index is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the applicable exchanges and related exchanges (each as defined below), other than a day on which one or more of the applicable exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. “Exchange,” with respect to any reference index means the principal exchange on which any stock underlying that reference index is traded. “Related exchange” means any exchange on which futures or options contracts relating to that reference index are traded.

Market Disruption Events

A “market disruption event” is, in respect of any reference index, the occurrence or existence on any index business day for that reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

(a) the exchanges in securities that comprise 20% or more of the level of the relevant reference index based on a comparison of (1) the portion of the level of the reference index attributable to each security in which trading is, in the determination of the Calculation Agent, materially suspended or materially limited relative to (2) the overall level of the reference index, in the case of (1) or (2) immediately before that suspension or limitation;

(b) a related exchange in options contracts on the relevant reference index; or

(c) a related exchange in futures contracts on the relevant reference index;

in the case of (a), (b) or (c) if, in the determination of the Calculation Agent, such suspension or limitation is material.

If the Calculation Agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding index business day for that reference index on which the Calculation Agent determines that no market disruption event exists in respect of such reference index, unless in respect of the valuation date the Calculation Agent determines that a market disruption event exists in respect of such reference index on each of the five index business days immediately following the scheduled valuation date.  In that case, (a) the fifth succeeding index business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the Calculation Agent will determine the index level for that reference index on that deemed valuation date in accordance with the formula for and method of calculating that reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the Calculation Agent in its sole and absolute discretion) or, if trading in any security or securities comprising such reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the Calculation Agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each such security comprising such reference index (subject to the provisions described below regarding adjustments to the calculation of the reference indices” below).  The valuation date or dates, as the case may be, for each reference index not affected by a market disruption event shall be the scheduled valuation date or dates, as the case may be.

In the event that a market disruption event exists in respect of a reference index on the valuation date, the maturity date of the Securities will be postponed to the fifth business day following the day as of which the closing level on the valuation date for each reference index has been calculated.  No interest or other payment will be payable because of any such postponement of the maturity date.

Adjustments to the calculation of the reference indices

If any of the reference indices is (a) not calculated and announced by its sponsor but is calculated and announced by a successor acceptable to the Calculation Agent or (b) replaced by a successor index using, in the determination of the Calculation Agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause notice to be furnished to the Company and the Trustee, which will provide notice of the selection of the successor index to the registered holders of the Securities in the manner set forth in the prospectus.

If (x) on or prior to a valuation date any index sponsor makes, in the determination of the Calculation Agent, a material change in the formula for or the method of calculating a reference index or in any other way materially modifies a reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date an index sponsor (or a successor sponsor) fails to calculate and announce a reference index, then the Calculation Agent will calculate the Redemption Amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the Calculation Agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those securities that comprised such reference index immediately prior to that change or failure.

Events of Default and Acceleration

In case an Event of Default (as defined in the Indenture) with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (in accordance with the acceleration provisions set forth in the prospectus) will be determined by the Calculation Agent and will equal, for each security, the arithmetic average, as determined by the Calculation Agent, of the fair market value of the Securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of the Company’s other subsidiaries or affiliates) as will make such fair market value determinations available to the Calculation Agent.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the Redemption Amount hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The Calculation Agent for the Securities (the “Calculation Agent”) is Credit Suisse International.  The calculations and determinations of the Calculation Agent will be final and binding upon all parties (except in the case of manifest error).  The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

Terms used herein that are defined in the Indenture and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to
transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:	Signature:

NOTICE:The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.